EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-79643 and 333-46936 of The Nautilus Group, Inc. on Form S-8 of our report dated March 11, 2004 appearing in this Annual Report on Form 10-K of The Nautilus Group, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 11, 2004